UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K/A

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                 Date of Report: June 15, 2009
                (Date of earliest event reported)


                        PMX Communities, Inc.
       (Exact name of registrant as specified in its charter)

      Nevada                        333-161699               80-0433114
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

           Technology Business Incubator, Research & Development Park
                         3701 FAU Blvd., Suite 210
                           Boca Raton, FL 33431
              (Address of principal executive offices (zip code)

                            561-210-5349
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

During the year ended December 31, 2009, PMX Communities offered the common stock through its officers, directors, and employees without commission under an exemption from registration under Rule 506 of Regulation D and/or Section 4(2) to accredited investors and less than 35 non-accredited investors. The Form D was not properly filed. The Form D was filed on June 7, 2010. PMX Communities issued the following 7,500,000 shares of common stock at $.0001 per share, for a total of $750.

Mark R. Connell                  500,000               June 26, 2009
Mark Goldstein                 2,750,000               June 26, 2009
Philip Liberty
  & Cynthia Liberty              500,000               June 26, 2009
Michael McCauley                 650,000               June 26, 2009
Glen Murphy                      350,000               June 26, 2009
Barry G. Roderman              2,250,000               June 26, 2009
Andrew Goldstein                 500,000               June 30, 2009

On February 23, 2010, we entered into an agreement pursuant to which we issued stock options to purchase 1,000,000 common shares to Mr.
McCauley at $.25 per common share.


ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT

A change of control of the registrant occurred on February 23, 2010 when Dennis Carrasquillo, an officer and director resigned for personal reasons and sold 33,000,000 common shares to Michael C. Hiler, an officer and director of PMX Communities for $.001 per common share.
Mr. Hiler used personal funds to purchase the common shares. As a result, Mr. Hiler owns 33,000,000 common shares (61.57%) directly and 1,000,000 common shares (1.87%) indirectly.


ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

   (a) Not Applicable
   (b) On February 23, 2010, Dennis Carrasquillo resigned as an officer and director for personal reasons.
   (c) On February 23, 2010, Michael C. Hiler was appointed president, chief executive officer, chief financial officer, controller and director of the registrant.

From May 2006 to present, Mr. Hiler has been the president of OTC Business Solutions, Inc., a business consultant to public and private companies. From June 2004 to present, Mr. Hiler was a private investor and business consultant. Mr. Hiler attended various classes at Amherst University from 1979-1980. Additionally, Mr. Hiler attended various classes at Broward Community College from 1981-1982.

On February 1, 2009, PMX Communities entered into a consulting agreement with OTC Business Solutions, then an unaffiliated company.
As of February 23, 2010, Michael C. Hiler, its owner, became an officer and director of PMX Communities. The consultant provides consulting services related to the management and organization of the company, their financial policies, the terms and conditions of employment and generally any matter arising out of the business affairs of the company.

The consulting agreement will terminate on December 31, 2011.

The consultant was issued 5,000,000 common shares for services rendered and to be rendered to PMX Communities. Additionally, the consultant received $60,000.

Additionally, Michael W. McCauley was appointed vice president and director of the registrant on February 23, 2010.

From 1995 to present, Mr. McCauley has been president of Universal Jet Aviation, a private aviation company. From December 2005 to present, Mr. McCauley has been president and chief executive officer of Champion Flight Services, Inc., a private aircraft services company. From February 2008 to present, Mr. McCauley has been president and chief executive officer of Executive Jet Services, Inc., a private jet
services company.   Mr. McCauley attended both Palm Beach Community
College and the Florida Institute of Technology where he took various courses from approximately 1987 to 1991. Mr. McCauley also attended various classes at Northwood University from 2003 to 2004.

On February 23, 2010, we issued stock options to purchase 1,000,000 common shares to Mr. McCauley at $.25 per common share.

   (d) See above disclosure


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 8, 2010

PMX COMMUNITIES, INC.

By:     /s/Michael C. Hiler
        ------------------
Name:   Michael C. Hiler
Title:  Chief Executive Officer